EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Endologix, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-190393, 333-187258, 333-168465, 333-160317, 333-152774, 333-136370, 333-122491, 333-114465, 333-52482, 333-72531, 333-59305, 333-42161, and 333-07959) on Form S-8, and (Nos.  333-181762, 333-171639, 333-159078, 333-133598, 333-107286, 333-35343, 333-33997, 333-71053, 333-52474, 333-90960, 333-126710, and 333-114140) on Form S-3 of Endologix, Inc. of our reports dated March 3, 2014, with respect to the consolidated balance sheets of Endologix, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2013, the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10‑K of Endologix, Inc.

/s/ KPMG LLP

March 3, 2014
Irvine, California